Exhibit 99.4

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DESIGNATION (IF ANY)
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Admission Ticket
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/PNC
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

1.	A proposal to approve the issuance of shares of PNC common stock as contemplated by the Agreement and Plan of Merger, dated as of October 24, 2008, by and between The PNC Financial Services Group, Inc. and National City Corporation, as such agreement may be amended from time to time.	☐	☐	☐

		For	Against	Abstain

2.	A proposal to approve the adjournment of the Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting of Shareholders to approve the foregoing proposal.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.
In the absence of instructions, all properly executed proxy cards will be voted FOR proposal 1 and FOR proposal 2.

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Notice of Special Meeting of Shareholders
THE PNC FINANCIAL SERVICES GROUP, INC.
For the purpose of considering and acting upon a proposal to approve the issuance of shares of PNC common stock as contemplated by the Agreement and Plan of Merger, dated as of October 24, 2008, by and between The PNC Financial Services Group, Inc. and National City Corporation, as such agreement may be amended from time to time (the “Merger Agreement”), and a proposal to adjourn the Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies in the event that, at the time of the Special Meeting of Shareholders, there are not sufficient votes to approve the issuance of shares of PNC common stock as contemplated by the Merger Agreement.
XXXXXX XX, 2008 — X:XX Eastern Time
One PNC Plaza — 249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The PNC Financial Services Group, Inc.	+

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders on XXXXX XX, 2008.
James E. Rohr, Joseph C. Guyaux, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Special Meeting of Shareholders to be held on XXXXX XX, 2008, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment(s) thereof, in accordance with their best judgement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
If you are a participant in any incentive savings plan (e.g., a 401(k) plan) sponsored by The PNC Financial Services Group, Inc., PNC Global Investment Servicing (U.S.) Inc., or any other affiliate, this proxy also serves as a voting instruction card and directs the Trustee of such plan to vote all shares credited to your account as indicated on the reverse side at the Special Meeting of Shareholders to be held on XXXXX XX, 2008 or at any adjournment(s) thereof.
The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.
Please sign below and return promptly.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 Please keep signature within the box.	Signature 2 Please keep signature within the box.

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■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.	+